 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On March 15, 2019, Evolus, Inc. (the "Company") entered into a loan and security agreement (the "Loan Agreement") with Oxford Finance LLC, as collateral agent and lender ("Oxford"), pursuant to which Oxford agreed to make term loans to the Company in an aggregate principal amount of $100,000,000, subject to funding in two tranches (the "Term Loans"). The proceeds of the Term Loans will be used for general corporate purposes. The Term Loans will mature on March 1, 2024 (the "Maturity Date").

Pursuant to the terms of the Loan Agreement, the first loan tranche of $75,000,000 was funded upon the execution of the Loan Agreement on March 15, 2019. The Company paid Oxford an upfront, non-refundable facility fee of $1,000,000.

The Company has a conditional option to receive an additional $25,000,000 loan tranche. The second loan tranche of $25,000,000 may be drawn by the Company at any time commencing on the date of the occurrence of the initial achievement by the Company, as of the last day of any fiscal month, of a specified minimum net sales target (the "Net Sales Event") and ending on the earliest of (i) sixty days from the date of occurrence of the Net Sales Event, (ii) September 30, 2020 and (iii) the occurrence of an event of default; provided, however, that such period shall not commence if on the date of the occurrence of the Net Sales Event an event of default has occurred and is continuing, and subject to other customary conditions for funding. In the event that the Company draws the second loan tranche, the Company must maintain a specified minimum net sales target at all times through the Maturity Date.

The Term Loans accrue interest at a calculated prime-based variable rate, which is currently, and shall not be less than, 9.50%. Payments under the Loan Agreement are interest only until the first principal payment is due on May 1, 2022 (or if the Company draws the second loan tranche and is in compliance with the minimum net sales covenant described above, the interest only period is extended with the first principal payment due on May 1, 2023), followed by equal monthly payments of principal, together with applicable interest, through the Maturity Date.

Upon the earliest to occur of the Maturity Date, the acceleration of the Term Loans, or the prepayment of the Term Loans, the Company shall pay to Oxford a final payment of 5.5% of the full principal amount of the Term Loan funded (the "Final Payment"). The Company may elect to prepay all amounts owed prior to the Maturity Date, provided that a prepayment fee is also paid, which shall be equal to 3.0% of the amount prepaid if the prepayment occurs on or prior to March 15, 2020, 2.0% of the amount prepaid if the prepayment occurs after March 15, 2020 and on or prior to March 15, 2021, or 1.0% of the amount prepaid if the prepayment occurs thereafter (the "Prepayment Fee"). If the Term Loans are accelerated following the occurrence of an event of default, the Company shall immediately pay to Oxford an amount equal to the sum of all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, the Final Payment, the Prepayment Fee, and all other obligations that are due and payable, including payment of Oxford’s expenses and interest at the default rate with respect to any past due amounts.

The Company granted Oxford a security interest in substantially all of its personal property, rights and assets to secure the payment of all amounts owed to Oxford under the Loan Agreement.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties. The Company is bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company is bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without Oxford’s prior written consent, including, without limitation, incurring certain additional indebtedness, consummating certain mergers, acquisitions or other business combination transactions, or incurring any non-permitted lien or other encumbrance on the Company’s assets. The Loan Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of Oxford. The Loan Agreement does not contain a covenant requiring the Company to maintain a minimum cash threshold and, as it relates to the first tranche of the Term Loans, there are no covenants requiring minimum revenues or earnings.

Upon the occurrence of an event of default under the Loan Agreement, subject to applicable cure periods for certain events of default, all amounts owed by the Company thereunder shall begin to bear interest at a rate that is 5.0% higher than the rate that is otherwise applicable and may be declared immediately due and payable by Oxford. Events of default under the Loan Agreement include, among other things, the following: the occurrence of certain insolvency proceedings; the failure to make payments under the Loan Agreement when due; the occurrence of a material adverse change in the business, operations or condition or prospects of the Company; default by the Company under certain other agreements; the rendering of certain types of judgments, orders or decrees against the Company; any breach by the Company of any covenant, term, provision, condition or agreement made in the Loan Agreement; the failure of any representation, warranty or other statement made by the Company in connection with the Loan Agreement to be correct in all material respects when made; revocation of certain governmental approvals held by the Company; delisting of the Company’s common stock from the Nasdaq Global Market; the imposition of legal relief that prevents the Company from conducting its business; and the occurrence of certain adverse events under the Company’s License & Supply Agreement, dated as of September 30, 2013, with Daewoong Pharmaceuticals Co., Ltd.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

On March 18, 2019, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On March 18, 2019, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2018. The press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated March 18, 2019
99.2	Press Release of Evolus, Inc., dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: March 18, 2019	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer